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                                                                   EXHIBIT 10.47

                           AMENDMENT TO EMPLOYMENT AGREEMENT


         WHEREAS LADENBURG THALMANN FINANCIAL SERVICES INC. and LADENBURG CAPITAL MANAGEMENT INC. (formerly known as GBI Capital Partners Inc.) and RICHARD J. ROSENSTOCK (the "Executive") have entered into an EMPLOYMENT AGREEMENT, dated as of August 24, 1999 ("Original Agreement"), a first amendment to the Agreement dated February 8, 2001, a letter amendment dated as of February 8, 2001, a second amendment dated August 31, 2001, and a letter amendment dated October 10, 2002 (together, the "Amended Agreement"); and

         WHEREAS the parties desire to further amend the Amended Agreement;

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows ("this Agreement"):

         1. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement shall be for three years, from January 1, 2003 through December 31, 2005 (the "Term").

         2. DUTIES OF EMPLOYMENT. The Executive hereby agrees that he will serve as a registered representative of Ladenburg Thalmann & Co. Inc. ("LTCI"), a wholly owned subsidiary of Ladenburg Thalmann Financial Services Inc. ("LTFS"), and LTCI and LTFS (sometimes, collectively, the "Company") agree to employ the Executive, subject to regulatory requirements; Executive will not be required to enter into any "Association Agreement"; except as may be required for compliance, registration, or regulatory reasons, Executive will not be subject to any attendance policy; Executive shall provide such services as may be mutually agreed upon by LTCI or LTFS, on the one hand, and Executive, on the other. Except as specifically provided herein, Executive shall have no duty or obligation to provide any services hereunder. Executive shall remain as (a) a director of LTFS (and LTFS agrees to nominate and elect Executive to serve in such capacity for as long as Executive wishes to serve) and (b) Chief Executive Officer and a director of Ladenburg Capital Management Inc. ("LCMI") until the





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pending Form BDW becomes effective; otherwise, effective as of December 31,
2002, Executive hereby resigns as an officer of LTFS and resigns as an officer and director of all affiliates and subsidiaries of LTFS. The Executive will execute such other documents relative to such resignations as may be requested by LTFS and its affiliates and subsidiaries.

         3. COMPENSATION AND OTHER BENEFITS.

                           3.1 AT SIGNING. The Executive shall be paid $25,000
                  upon the execution of this Agreement.

                           3.2. SALARY. As his full base compensation for all
                  services to be rendered by the Executive hereunder (including Executive's service as an LTFS director), LTCI shall pay to the Executive (or to another company, employee , or other person or entity designated by Executive from time to time) a base salary (gross pretax) at a monthly rate of $17,083.33 for the first year, and $15,000 for the second and third years, in accordance with usual payroll practices for executives. The monthly base salary set forth in this Section 3.2 shall hereinafter be referred to as the "Base Salary." LTCI shall withhold or cause to be withheld from the Base Salary and from the $25,000 payable under Section 3.1 (and other amounts hereunder) all taxes and other amounts as are required by law to be withheld. The Company's obligation to pay the sums due to Executive under Sections 3.1 and 3.2 hereof shall be absolute and unconditional.

                           3.3 ADDITIONAL COMPENSATION. (1) In addition to the
                  Base Salary, the Executive will be eligible to receive additional compensation as follows: (i) 50% payout on all of Executive's retail brokerage production in accordance with standard LTCI procedures on terms no less favorable than those currently in effect as of the date of this Agreement, and (ii) 15% of any pay or compensation received by LTCI or any affiliate thereof as a finders fee for corporate finance transactions entered into within 18 months after introduction to LTCI by the Executive (including without limitation the companies listed on Exhibit A) to be paid on terms no less favorable than those currently in effect as of the date of this Agreement which in no event will be more than 30 days after receipt by LTCI or any such affiliate, provided, however, that the finder's fee for any single transaction shall be reduced by any amount that LTCI is obligated to pay to another finder. The payments under (i) and (ii) shall be



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                  termed "Additional Compensation." As of January 1, 2003, the
                  Executive shall no longer participate in any incentive plan override, special override or other bonus program; provided, however, that the Executive shall continue to be paid any such benefits earned through December 31, 2002 in accordance with past practices. Any outstanding expenses incurred by the Executive in connection with his employment that remain unpaid as of the date hereof, as well as any expenses reasonably incurred by Executive in carrying out his duties for the Company will be paid in accordance with firm policy. Further, while he is employed at LTCI, to the extent that LTFS stock options under the Ladenburg Thalmann Financial Services Inc. 1999 Performance Equity Plan are distributed to registered representatives based on their level of commission production, the Executive shall participate in such distribution based on his level of commission production.

                           3.4 PARTICIPATION IN INSURANCE AND OTHER PLANS.
                  Section 5(A) of the Original Agreement, as amended in the Amended Agreement, shall remain in effect. During the Term, the Executive shall be promptly reimbursed for all out-of-pocket expenses, including expenses for spouse and children (to the extent permitted under the terms of the plan), not reimbursed under the LTCI health insurance plan.

                           3.5 OFFICE. During the Term, the Executive shall be
                  provided with a private office; provided that LTCI has a branch office on Long Island, the Executive shall be given an office in the Long Island branch; initially, the Executive's office shall be in the LTCI Great Neck branch office.

                           3.6 INDEMNIFICATION. Both (a) the existing
                  Indemnification Agreement entered into on February 7, 2001 in favor of the Executive (copy annexed) and (b) Section 5(c) and 8 of the Original Agreement as amended in the Amended



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                  Agreement in favor of the Executive (together, "the
                  Indemnification Agreements") shall remain in effect as joint and several obligations of LTFS, LTCI and LCMI. In addition, to the extent, if any, that the Executive is liable under the December 1996 "Guaranty of Lease" executed in connection with the lease of space at 1055 Stewart Avenue, Bethpage, New York from Briarcliffe College, Inc., such claim shall be treated as a covered claim under the Indemnification Agreements. Without limiting the foregoing, simultaneously with the full execution of this Agreement, LCMI shall pay the sum of $20,230 to Esanu Katsky Korins & Siger LLP, which shall constitute full payment of all time and disbursement charges incurred by such firm in connection with services for the benefit of the Executive through the date hereof.

                           3.7 CLAIMS. LTFS, LTCI and LCMI (in the case of LCMI,
                  based on the knowledge of Victor M. Rivas, Co-Chairman, and Joseph Giovanniello, General Counsel) hereby represent to Executive that none of them or any of their affiliates presently is aware of facts sufficient to support a claim against Executive.

                           3.8 AMENITIES. During the Term, the Executive shall
                  be provided at LTCI's expense with a sales assistant, desktop computer, and market data service; LTCI shall pay Executive's applicable securities registration and licensing costs.

                           3.9 During the Term, Oscar Sonkin shall continue to
                  be employed as a registered representative in the LTCI branch office in Boca Raton, Florida, subject to compliance and regulatory requirements.

         4.       CONFIDENTIALITY, ETC.

                           4.1 The Executive covenants and agrees that he shall
                  treat as confidential all information and financial matters of LTFS and its subsidiaries and affiliates, other than information which becomes generally available to the public otherwise than through disclosure by the Executive



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                  (collectively "Confidential Information"), including, without limitation, trade secrets, client lists, pricing policies, operational methods, research projects and technical processes, and that he shall not disclose, communicate or divulge any Confidential Information to any person or entity other than LTFS or its subsidiaries and affiliates and that he shall not use any Confidential Information for the benefit of any person or entity other than LTFS, its subsidiaries and affiliates unless expressly authorized in writing by the Board, provided, however, that the foregoing shall not preclude the Executive from (a) divulging information in what he reasonably and in good faith believes is in the ordinary course of LTCI business or is required to be disclosed pursuant to regulatory requirement to regulatory agencies or otherwise required pursuant to applicable law, or (b) soliciting his existing clients to go to another firm, or from transacting business with his existing clients.

                           4.2 The Executive agrees that during the period he is
                  employed hereunder and for a period of one (1) year thereafter, he will not, without the prior written consent of the Company, directly or indirectly (including without limitation by assisting any other person or entity to do so or identifying for any other person or entity), solicit, entice, persuade, or induce any then-current employee, director, officer, associate, or substantially full-time consultant, agent or independent contractor of the Company or its affiliates (i) to terminate such person's employment or engagement by the Company or an affiliate or (ii) to become employed by any person, firm, partnership, corporation, or other entity other than the Company or its affiliates.

                           4.3 The Executive agrees that during the period he is
                  employed hereunder and for a period of one (1) year thereafter, he will not, without the prior written consent of the Company, directly or indirectly (including without limitation by assisting any other person or entity to do so or identifying for any other person or entity), contact any customer of LTFS or any subsidiary or affiliate for the purpose of soliciting securities business, except that this provision shall not preclude Executive from contacting or transacting business with any of his existing clients.




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                           4.4 If the Executive commits a material breach, or is
                  about to commit a material breach, of any of the provisions of Sections 4.1, 4.2 or 4.3 above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law (the foregoing being expressly waived by the Executive hereby), it being acknowledged and agreed by the Executive hereby that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under the law and in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

         5.       TERMINATION.

                           5.1 If LTCI terminates the Executive's employment
                  hereunder for any reason, LTCI shall be obligated to pay to the Executive, within 30 days of such termination all sums due to Executive under this Agreement to the extent they have not yet been paid, without offset or deduction other than required withholding amounts; to the extent that any stock options issued to the Executive have not yet vested as of the date that LTCI terminates Executive, the vesting of such options shall proceed on schedule notwithstanding such termination. If Executive terminates his employment hereunder for a reason not relating to the Company's breach hereof, the unpaid sums due under sections 3.1 and 3.3 will be paid within 30 days, without offset or deduction other than required withholding amounts; the salary to be paid under section 3.2 will continue to be paid monthly, without offset or deduction other than required withholding amounts; Executive shall have no obligation to mitigate damages; if Executive is employed by or performs any services for a competitor to LTFS or any of its affiliates, Executive shall resign from the Board of LTFS.



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                           5.2 In the event of the Executive's death during the
                  Term, this Agreement shall be terminated, except that LTCI shall pay to the Executive's spouse or designated beneficiary, if he is survived by a spouse or designated beneficiary, or if not, to his estate (1) any unpaid Base Salary earned through the date of death; (2) the Additional Compensation, if any, to the extent not already paid; (3) instead of any remaining payments due under section 3.2, 12 months' salary, paid monthly, not to extend beyond the end of the term; (4) benefits under section 3.4 continuing throughout the remainder of the term.

                             5.3 For the avoidance of doubt, the following
                  provisions shall survive the termination of this Agreement for any reason: Sections 3.2,3.3,3.4,3.6,3.8 and 5. In addition, LTFS shall be jointly responsible for and guarantee the obligations hereunder of LTCI and Ladenburg Capital Management Inc.

         6. NON-ASSIGNMENT. This Agreement and all of the Executive's rights and obligations hereunder are personal to the Executive and shall not be assignable; PROVIDED, HOWEVER, that upon his death all of the Executive's rights to cash payments under this Agreement shall inure to the benefit of his widow, personal representatives, designees or other legal representatives, as the case may be. Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise may assume by contract or operation of law the obligations of the Company hereunder, PROVIDED, HOWEVER, that the Company shall, notwithstanding such assumption, remain liable and responsible for the fulfillment of its obligations under this Agreement. This Agreement shall be binding upon the parties, their successors, heirs, administrators and permitted assigns.

         7. OTHER PROVISIONS.

                           7.1 NOTICES.Any notice or other communication
                  required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or



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                  express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

                           (i)      if to the Company, to:
                                    Ladenburg Thalmann & Co. Inc.
                                    590 Madison Avenue
                                    New York, NY  10022
                                    Attention:  Mr. Victor M. Rivas

                           (ii)     if to the Executive, to;

                                    Mr. Richard J. Rosenstock
                                    78 Tammy's Lane
                                    Muttontown, NY  11791

                           Any party may change its address for notice hereunder
                  by notice to the other party hereto.

                           7.2 ENTIRE AGREEMENT.This Agreement contains the
                  entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, warranties and agreements, written or oral, with respect thereto. To the extent not expressly mentioned herein, all provisions of the Amended Agreement are no longer in effect.

                           7.3 WAIVERS AND AGREEMENTS. This Agreement may be
                  amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.


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                           7.4 GOVERNING LAW. This Agreement shall be governed
                  by and construed in accordance with the substantive laws of the State of New York, without regard to its principle of conflicts of law.

                           7.5 COUNTERPARTS. This Agreement may be executed in
                  counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

                           7.6 HEADINGS. The headings in this Agreement are for
                  reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8. ARBITRATION. Section 15 of the Original Agreement, as amended in the Amended Agreement, shall continue in effect.

         9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of December 31, 2002.

  The Representations As to LCMI            Ladenburg Thalmann Financial .
  Set Forth In Section 3.7 Above             Services Inc
  Are Hereby Confirmed By the
  Undersigned As To Themselves

  /s/ Victor M. Rivas                       By:  /s/ Victor M. Rivas
  --------------------------------          ----------------------------------
             Victor M. Rivas


  /s/ Joseph Giovanniello
  --------------------------------          Ladenburg Thalmann & Co. Inc
      Joseph Giovanniello

                                            By: /s/ Joseph Giovanniello
                                              --------------------------------

                                            Ladenburg Capital Management Inc.


                                            By: /s/ Joseph Giovanniello
                                              --------------------------------

                                               /s/ Richard J. Rosenstock
                                            ----------------------------------
                                                   Richard J. Rosenstock



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